Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) made this 19th day of December, 2022 (the “Effective Date”) between SurgePays, Inc., a Nevada corporation (the “Company”) and Jay Jones, an individual (the “Consultant”).

A.	The Company is engaging Consultant as a consultant to provide advice to the Board of Directors of the Company (“the Board”) and senior management of the Company regarding general business matters.

B.	Consultant was previously a member of the Board and has industry and Company knowledge that is valuable to the Company and its ongoing business ventures.

C.	The Company and the Consultant wish to formally record the terms and conditions of Consultant’s engagement.

D.	Each of the Company and the Consultant has agreed to the terms and conditions set forth in this Agreement, as evidenced by their respective execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

aRTICLE 1: CONTRACT FOR SERVICES

1.1	Engagement of Consultant. The Company hereby agrees to engage the Consultant in accordance with the terms and provisions hereof.

(a)	Term. Unless terminated earlier in accordance with the provisions hereof, this Agreement will commence on the Effective Date and will continue for a period of twelve (12) months therefrom (the “Term”).

(b)	Service. The Consultant agrees to faithfully, honestly and diligently serve the Company and to devote the time, attention efforts to further the business interests of the Company and utilize the Consultant’s professional skills and care during the Term.

1.2	Duties: The Consultant’s services hereunder will be provided on the basis of the following terms and conditions:

(a)	The Consultant will report directly to the Board and senior management of the Company.

(b)	The Consultant will be responsible for advising senior management of the Company in respect of general business matters and ongoing ventures, subject to any applicable law and to instructions provided by the Board or senior management of the Company from time to time (“Services”).

(c)	The Consultant will be available for a minimum of as requested by the Board and senior management, as applicable, to provide Services and Consultant understands that it may be necessary to travel to the Company’s offices from time to time to provide the Services.

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(d)	The Consultant will faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all Services rendered hereunder are to the satisfaction of the Company. The Consultant will act reasonably to provide the Services by reason of Consultant’s capability which Consultant knows or ought to know to be necessary to ensure that the best interests of the Company are maintained.

(e)	The Consultant will assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the Company in the provision of Services.

(f)	The Consultant will report the results of Consultant’s duties hereunder to the Company upon completion of any assignment or designated task and as the Company may request from time to time.

ARTICLE 2: COMPENSATION

2.1	Stock Options. Following an annual or special meeting of the Company’s stockholders at which such stockholders approve the SurgePays, Inc. 2022 Omnibus Securities and Incentive Plan (“Incentive Plan”), the Consultant will receive stock options with a value of $5,000 on the first trading day of each calendar month during the term. Each month’s options will have an exercise price equal to the fair market value of the Company’s common stock on the last trading day of the previous calendar month. All options granted on the first trading day of each calendar month shall vest immediately. The options will be issued in accordance with the terms of the Incentive Plan.

2.2	Independent Contractor. The Consultant’s status during the Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Consultant under this Article 2 shall be made or provided without withholding or deduction of any kind, and the Consultant shall assume sole responsibility for discharging all tax or other obligations associated therewith.

2.3	Expense Reimbursements. During the Term, the Company shall reimburse the Consultant for (i) all reasonable out-of-pocket expenses incurred by the Consultant in attending any in-person meetings, provided that the Consultant complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses, and (ii) any costs associated with filings required to be made by the Consultant or any of the entities managed or controlled by Consultant to report beneficial ownership or the acquisition or disposition of securities of the Company. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Consultant) must be approved in advance by the Company.

ARTICLE 3: CONFIDENTIALITY AND NON-COMPETITION

3.1	Maintenance of Confidential Information.

(a)	The Consultant acknowledges that, in the course of performing the Consultant’s obligations hereunder, the Consultant will, either directly or indirectly, have access to and be entrusted with confidential information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”).

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(b)	The Consultant acknowledges that the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect, and the Consultant will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party.

(c)	The Consultant agrees that, upon termination of the Consultant’s services for the Company, the Consultant will immediately surrender to the Company all Company Confidential Information then in Consultant’s possession or under Consultant’s control.

3.2	Exceptions. The general prohibition contained in Section 3.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply to the extent that any Company Confidential Information:

(a)	is available to the public generally;

(b)	becomes part of the public domain through no fault of the Consultant;

(c)	is evidenced to have been already in the lawful possession of the Consultant at the time of receipt of the Company’s Confidential Information; or

(d)	is compelled by applicable law or regulation to be disclosed, provided that the Consultant gives the Company prompt written notice of such requirement prior to such disclosure and provides commercially reasonable assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

ARTICLE 4: TERMINATION

4.1	Termination of Engagement. Either party may terminate this Agreement for any reason upon thirty (30) days written notice.

ARTICLE 5: MUTUAL REPRESENTATIONS

5.1	The Consultant represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

(a)	will not constitute a default under or conflict with any agreement or other instrument to which Consultant is a party or by which Consultant is bound; and (b) do not require the consent of any other person or entity.

5.2	The Company represents and warrants to the Consultant that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof.

(a)	will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound; and (b) do not require the consent of any person of entity.

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5.3	Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in proceedings in equity or at law).

ARTICLE 6: NOTICES

6.1	Notices. All notices required or allowed to be given under this Agreement must be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

SurgePays, Inc.

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

Attn: Kevin Brian Cox, Chief Executive Officer

Telephone:

with a copy to

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Attn: Joseph M. Lucosky, Esq.

Telephone: (732) 395-4400

Facsimile: (732) 395-4401

To be provided under separate cover within three days after the date hereof; in the event that Consultant does not receive notice of address within such period, then Consultant shall be entitled to send any notice to any email address of the Company known to Consultant and the sending of any such notice shall constitute receipt of notice whether the Company receives such notice or not.

(b)	and in the case of the Consultant, to the Consultant’s last residence address known to the Company.

6.2	Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

ARTICLE 7: GENERAL

7.1	Indemnification. The Company agrees to indemnify the Consultant for his activities as a consultant as set forth in the Indemnification Agreement attached hereto as Exhibit A.

7.2	Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

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7.3	Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns, as applicable. Notwithstanding the provisions of the immediately preceding sentence, neither the Consultant nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

7.4	Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.5	Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

7.6	Amendments in Writing. No amendment, modification or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

7.7	Assignment. Except as herein expressly provided, the respective rights and obligations of the Consultant and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Consultant and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement. For the avoidance of doubt, it is agreed that in the event that the Company participates in a merger, acquisition, restructuring, reorganization or other transaction in which the Company is merged into, sold to or otherwise becomes part of or owned by another company or entity, this Agreement will remain in force and be binding on any such successor, surviving or acquiring company or entity.

7.8	Severability. In the event that any provision contained in this Agreement is declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

7.9	Headings. The headings in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

7.10	Number and Gender. Wherever the singular or masculine or neutral is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.11	Attorneys’ Fees. The Company agrees that the Consultant shall be entitled to recover from the Company all of its reasonable attorneys’ fees and expenses incurred solely relating to any action or proceeding in connection with the collection of Consultants’ Fees.

7.12	Taxability. In the event of any tax assessment attributable to any portion of Consultant’s Fees by the IRS or other governmental authority due to Consultant’s failure to report 1099 income or due to misclassification (“Breach”), then, as a result of such Breach, the Company shall be authorized to cancel all future payments due under this Agreement to offset any amounts the Company would be required to pay to or on behalf of Consultant.

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7.13	Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in any court of the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

7.14	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to this matter.
7.15	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

Company:

SurgePays, Inc.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

Consultant:

By:	/s/ Jay Jones
Name:	Jay Jones

Exhibit A

Indemnification Agreement

[see attached]